MORGAN STANLEY DISTRIBUTION, INC.
ADMINISTRATIVE SERVICE AGREEMENT

This amended and restated ADMINISTRATIVE SERVICE AGREEMENT ("Agreement") is made and entered into on May 5, 2005, with changes to be effective as of the 1st day of April, 2003 and the 18th day of January, 2005 as noted below, by and between MORGAN STANLEY DISTRIBUTION, INC. (the "Distributor") and NATIONWIDE FINANCIAL SERVICES, INC. (the "Company").

WHEREAS, the Company and Morgan Stanley & Co., Incorporated have entered into an Administrative Services Agreement dated as of February 1, 2002, as such agreement may be amended from time to time; and

WHEREAS, the Distributor is the principal underwriter of The Universal Institutional Funds, Inc. (the "Fund"), an open-end investment company that serves as an investment vehicle for separate accounts established by insurance companies; and

WHEREAS, the Fund has entered into a participation agreement with the Company, dated February 1, 2002, as may be amended from time to time (the "Participation Agreement"), providing for the purchase by the Company of shares of certain series of the Fund ("Portfolios") on behalf of its separate account(s) to fund certain variable life and annuity contracts ("Contracts"), each as specified in the Participation Agreement; and

WHEREAS, effective April 29, 2005, Morgan Stanley & Co., Incorporated assigned to the Distributor all of the rights and obligations of Morgan Stanley & Co., Incorporated under the Participation Agreement and the Distributor accepted assignment of such rights and assumed corresponding obligations from Morgan Stanley & Co., Incorporated on such terms; and

WHEREAS, the Fund has adopted a Plan of Distribution pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, relating to Class II Shares of the Portfolios (the "Plan"), as described in the Portfolios' Class II Shares Prospectus and Statement of Additional Information; and

WHEREAS, the Plan authorizes the Distributor to enter into administrative service agreements (such as this Agreement) with organizations selected by the Distributor (such as the Company) whereby the Distributor may make payments to the Company at a specified rate in consideration of administrative related services rendered.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Distributor and the Company agree as follows:

1.           The Distributor agrees to pay a fee to the Company with respect to Class II Shares of a Portfolio, in accordance with Section 2 below, for providing administrative related services in connection with Contract owner accounts (the "Service Activities") as described in the Plan.  The Service Activities may include, without limitation: (a) responding to customer inquiries; (b) providing information to customers with respect to their investment in Class II Shares of a Portfolio; and (c) servicing the account of each client or customer who has an investment in Class II Shares of a Portfolio.  The Company acknowledges that it is responsible for all costs and expenses associated with the provision of the Service Activities hereunder.

2.           Subject to the Company's continuing compliance with its obligations pursuant to Section 1 above, the Distributor will pay a fee to the Company for providing the Service Activities, during the term of the Participation Agreement, at the following annual rates based on the average daily net assets invested in Class II Shares of the applicable Portfolio(s) under the Contracts identified in the Participation Agreement (the "Service Fee"):

Core Plus Fixed Income Portfolio (Class II Shares) – ___%
Emerging Markets Debt (Class II Shares) – ___%**
Emerging Markets Equity (Class II Shares) – ___%*
Equity Growth  (Class II Shares) – ___%*
Equity and Income  (Class II Shares) – ___%*
Mid Cap Growth  (Class II Shares) – ___%*
U.S. Mid Cap Value  (Class II Shares) – ___%*
U.S. Real Estate Portfolio (Class II Shares) – ___%

*  Available effective January 18, 2005.
**   Available effective April 1, 2003; closed effective [05-01], 200[4].

Payment will be made on a quarterly basis during the month following the end of each quarter and shall be prorated for any portion of such period during which this Agreement is in effect for less than the full quarter.  The Service Fee will be calculated based on the average daily net assets invested in Class II Shares of the applicable Portfolio(s) under the Contracts over a quarter (which shall be computed by totaling daily balances during the quarter and dividing such total by the actual days in the quarter).  The Distributor will not be required to pay the Service Fee with respect to assets invested in Class II Shares of a Portfolio upon the termination of the Plan with respect to Class II Shares of the Portfolio or if, at any time, the fee payable by the Fund under the Plan with respect to Class II Shares of the Portfolio is reduced.

3.           It is understood and agreed that the Distributor, acting reasonably and in good faith, may make final and binding determinations on behalf of the Fund as to the Company's continuing compliance under Section 1 above and will enter into discussions with the Company on behalf of the Fund as to the specific amount of the Company's assets invested in Class II Shares of the Portfolios that will be considered in determining the Service Fee.

4.           The Company and the Distributor acknowledge that the Fund maintains the right, at any time and without notice to the Company, to amend its current Prospectus, Statement of Additional Information or the Plan subject to the terms thereof.

5.           The Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Service Activities, and will otherwise comply with all laws, rules and regulations applicable to such Service Activities.

6.           The Company agrees to provide copies of all historical records relating to the Company's provision of the Service Activities in accordance with this Agreement, and all written communications and other related materials regarding the Fund or a Portfolio to or from Contract owners, as reasonably requested by the Distributor or its representatives (which representatives may include, without limitation, the auditors or legal counsel of the Fund or the Distributor) to enable the Distributor, the Fund or their respective representatives to review the Service Activities provided by the Company, or comply with any request of the Board of Trustees or "disinterested" Trustees of the Fund, or a governmental body or a self-regulatory organization.

7.           The Company agrees that it will permit the Distributor, the Fund or their respective representatives to have reasonable access to the Company's personnel and records in order to review the adequacy of the Service Activities.

8.           The Company hereby agrees to notify the Distributor promptly if for any reason it is unable to perform fully and promptly any of its obligations under this Agreement.

           9.           This Agreement may be amended only by mutual consent of the parties hereto in writing and will terminate: (i) upon mutual agreement of the parties hereto, (ii) upon ninety (90) days advance written notice by either party delivered to the other party, or (iii) automatically upon the termination of the Participation Agreement.

10.           The provisions, construction, validity and effect of this Agreement will be construed in accordance with and governed by the laws of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

NATIONWIDE FINANCIAL SERVICES, INC.

By:             __________________________________
Name:        _[Karen R. Colvin]___________________
Title:         _[Officer]__________________________

Tax ID:                              __[31-1486870]_______________________________________________
Company Address:        __[One Nationwide Plaza, 1-12-04]________________________________
City, State, Zip:               __[Columbus, OH 43215]________________________________________[
Attn: Karen R. Colvin]

MORGAN STANLEY DISTRIBUTION, INC.

By:             __________________________________
Name:        _[Michael P. Kiley]__________________
Title:          _[Vice President]____________________

c/o Morgan Stanley Investment Management Inc.
1221 Avenue of the Americas
New York, New York  10020

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May 5, 2005

Ms. Karen Colvin
Director, Investment Management
NATIONWIDE FINANCIAL SERVICES, INC.
One Nationwide Plaza, 1-12-04
Columbus, Ohio 43215

Dear Ms. Tackett:

As you know, we have entered into a participation agreement among The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley & Co. Incorporated, Morgan Stanley Investment Management Inc. and NATIONWIDE FINANCIAL SERVICES, INC. (the "Company"), dated February 1, 2002, as may be amended from time to time (the "Participation Agreement"), providing for the purchase by the Company of shares of certain series of the Fund ("Portfolios") on behalf of its separate account(s) to fund certain variable life and annuity contracts ("Contracts"), each as specified in the Participation Agreement.

As consideration for various fund-related administrative services that the Company will provide in connection with the issuance of the Contracts ("Administrative Services"), we will pay to the Company, during the term of the Participation Agreement, at the following annual rates based on the average daily net assets invested in Class I Shares of the applicable Portfolio(s) under the Contracts identified in the Participation Agreement (the "Service Fee"):

Core Plus Fixed Income Portfolio (Class I Shares) – ____%*
Emerging Markets Debt Portfolio (Class I Shares) – ____%*
Equity Growth Portfolio (Class I Shares) – ____%
Global Value Equity Portfolio (Class I Shares) – ____%
High Yield Portfolio (Class I Shares) – ____%
International Magnum Portfolio (Class I Shares) – ____%
Mid Cap Growth Portfolio (Class I Shares) – ____%*
U.S. Mid Cap Value Portfolio (Class I Shares) – ____%
U.S. Real Estate Portfolio (Class I Shares) – ____%
Value Portfolio (Class I Shares) – ____%

*Prior to November 1, 1997 - ____%

NATIONWIDE FINANCIAL SERVICES, INC.
May 5, 2005

As consideration for various fund-related administrative services that the Company will provide in connection with the issuance of the Contracts ("Administrative Services"), we will pay to the Company, during the term of the Participation Agreement, at the following annual rates based on the average daily net assets invested in Class II Shares of the applicable Portfolio(s) under the Contracts identified in the Participation Agreement (the "Service Fee"):

Core Plus Fixed Income Portfolio (Class II Shares) – ____%
Emerging Markets Debt (Class II Shares) – ____%**
Emerging Markets Equity (Class II Shares) – ____%*
Equity Growth (Class II Shares) – ____%*
Equity and Income (Class II Shares) – ____%*
Mid Cap Growth (Class II Shares) – ____%*
U.S. Mid Cap Value (Class II Shares) – ____%*
U.S. Real Estate Portfolio (Class II Shares) – ____%

*  Available effective January 18, 2005.
**   Available effective April 1, 2003; closed effective [05-01], 200[4].

We acknowledge that the Administrative Services to be provided by the Company (such as shareholder communication, record keeping and postage expenses) are ones for which we, or our affiliates, as investment adviser and administrator to the Fund, would otherwise bear the cost directly.

Payment will be made on a quarterly basis during the month following the end of each calendar quarter and shall be prorated for any portion of such period during which this letter agreement is in effect for less than the full quarter.  The fee will be calculated based on the average daily net assets invested in Class I and Class II Shares, respectively, of the applicable Portfolio(s) under the Contracts over a calendar quarter (which shall be computed by totaling daily balances during the quarter and dividing such total by the actual days in the quarter).

The Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to such services.  The Company further agrees to provide copies of any such records maintained and preserved, as reasonably requested by us or our representatives, to enable us or the Fund to monitor and review the Administrative Services provided by the Company, or comply with any request of the Board of the Fund, or a governmental body or a self-regulatory organization.

NATIONWIDE FINANCIAL SERVICES, INC.
May 5, 2005

This letter agreement may be amended only upon mutual consent of the parties hereto in writing and will terminate: (i) upon mutual agreement of the parties hereto, (ii) upon sixty (60) days advance written notice by either party delivered to the other party, or (iii) automatically upon the termination of the Participation Agreement.

If you agree to the foregoing, please sign the enclosed copies of this letter and return them to Stefanie Chang Yu at Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10020.

Sincerely,

Morgan Stanley Investment Management Inc. By: Name: [Ronald E. Robinson] Title: [Managing Director]	AGREED and ACCEPTED: NATIONWIDE FINANCIAL SERVICES, INC. By: Name: [Karen R. Colvin] Title: [Officer]

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